
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Diversified Futures Fund III L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               SEP-30-1999
<CASH>                                      51,703,849
<SECURITIES>                                         0
<RECEIVABLES>                                  186,732<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              54,764,180<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                54,764,180<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             1,008,326<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             4,327,703
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (3,319,377)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (3,319,377)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (3,319,377)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $167,597 and due from
DWR of $19,135.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $2,873,599.
<F3>Liabilities include redemptions payable of $522,396, accrued management fee of $137,750 and accrued administrative expenses payable of $117,397.
<F4>Total revenues includes realized trading revenue of $(1,658,338), net change in unrealized of $1,103,760 and interest income of $1,562,904.

